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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) July 31, 2003


                          Allied Waste Industries, Inc.
               (Exact name of registrant as specified in charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)


                 0-19285                                    88-0228636
        (Commission File Number)               (IRS Employer Identification No.)


15880 N. Greenway-Hayden Loop, Suite 100
           Scottsdale, Arizona                                85260
(Address of principal executive offices)                     (Zip Code)


        Registrant's telephone number, including area code (480) 627-2700

                                 Not Applicable
          (Former name or former address, if changed since last report)


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





Item 9.       Regulation FD Disclosure

On July 31, 2003, Allied Waste Industries, Inc. ("Allied" or "Company") issued the following press release.













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



Contact:  Michael Burnett
Vice President, Investor Relations
480-627-2785


                                                         FOR IMMEDIATE RELEASE
                                                         ---------------------


                  ALLIED WASTE ANNOUNCES AGREEMENT TO EXCHANGE
             SERIES A CONVERTIBLE PREFERRED STOCK FOR COMMON STOCK

Scottsdale, AZ - July 31, 2003 - Allied Waste Industries, Inc. (NYSE: AW) today announced that it has reached an agreement with the holders of its $1 billion face amount 6 1/2% Series A Senior Convertible Preferred Stock (the "Series A Preferred Stock") (which will have an accreted value of approximately $1.295 billion at July 31, 2003) to exchange all of their shares of Series A Preferred Stock for shares of Allied Waste common stock (the "Transaction"). Valuing the Series A Preferred Stock at the accreted value and using an approximation of the average closing price of Allied Waste shares for the 20 trading days prior to July 31, 2003, the Company expects to issue 110.5 million shares of common stock to the holders of the Series A Preferred Stock, effectively valuing the securities at market. The Transaction was approved by a committee of independent directors of the Company's Board of Directors, which is comprised entirely of Directors not affiliated with the holders of the Series A Preferred Stock, and was approved by the full Board of Directors.

The Transaction is subject to certain approvals, including approval by Allied Waste shareholders. The Company expects to file a proxy statement with the Securities and Exchange Commission and to schedule a special meeting of shareholders as soon as practicable. The holders of the Series A Preferred Stock, which include Apollo Advisors, The Blackstone Group, DLJ Merchant Banking Partners and Greenwich Street Capital Partners, and their respective affiliates, have agreed to vote in favor of the Transaction. Under the terms of the agreement, the holders will be restricted from selling the shares of common stock they receive in the Transaction for one year subsequent to the closing. The existing shareholder agreement between the holders of the Series A Preferred Stock and the Company will remain in place with essentially no changes.

"This Transaction represents another important step in improving Allied Waste's balance sheet and accelerating the Company's progression toward investment grade attributes," said Tom Van Weelden, Chairman and CEO of Allied Waste. "In addition to the capital markets transactions we completed in April, we believe this Transaction will enhance our ability to align the cost of our capital structure with improving credit characteristics over time. The holders of the Series A Preferred Stock have been important supporters of Allied Waste for more than four years, and their conversion to common shareholders also serves as a strong vote of confidence in the Company's prospects."

"The Transaction underscores our commitment to reduce the Company's leverage and deliver value to all of our owners," said Pete Hathaway, Executive Vice President and CFO of Allied Waste. "As a result of the Transaction, we will save more than $500 million that would have been incurred over the life of the security by eliminating the dividend and reducing future interest payments. These savings will be applied to debt reduction."

"Apollo and Blackstone fully support this exchange. We believe this will help simplify the Company's capital structure by removing the dividend and liquidation preference of the preferred stock as obligations of the Company," said Leon D. Black, founder and senior partner of Apollo and Stephen A. Schwarzman, President and CEO of The Blackstone Group. "Our confidence in the Company's prospects and its management makes us comfortable increasing our common stock exposure as the combination of operating leverage and prudent financial leverage benefit the Company in an economic recovery."

Apollo Advisors, The Blackstone Group, DLJ Merchant Banking Partners and Greenwich Street Capital Partners, and their respective affiliates purchased the $1 billion of Senior A Preferred Stock in 1999 in conjunction with Allied Waste's acquisition of Browning-Ferris Industries, Inc.

Goldman, Sachs & Co. advised the committee of independent directors of the Board of Directors and UBS Warburg LLC advised the management of Allied Waste in connection with this transaction.

Allied Waste Industries, Inc., a leading waste services company, provides collection, recycling and disposal services to residential, commercial and industrial customers in the United States. As of June 30, 2003, the Company operated 333 collection companies, 171 transfer stations, 171 active landfills and 64 recycling facilities in 39 states.


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

Safe Harbor for Forward-Looking Statements

This press release  includes  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Words such as "expects," "intends," "plans," "projects," "believes," "estimates" and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Although we believe that the expectations reflected in these forward looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Forward-looking statements in this press release include, among others, statements regarding the anticipated benefits of the Transaction.

These forward-looking statements involve risks and uncertainties relating to whether the Transaction will be completed and its timing as well as risks and uncertainties which could cause actual results to differ materially including, without limitation: (1) continuing weakness in the U.S. economy in 2003 may cause a decline in the demand for the Company's services (particularly in the commercial and industrial sectors), a decline in the price of commodities sold by us, increased competitive pressure on pricing and generally make it more difficult for us to predict economic trends; (2) we may be impeded in the successful integration of acquired businesses and our market development efforts, which may cause significant increases in our waste disposal expenses;
(3) we may be unsuccessful in achieving greater aggregate revenues from price increases; (4) a change in interest rates or a reduction in the Company's cash flow could impair our ability to service and reduce its debt obligations; (5) volatility in interest rates may, among other things, affect earnings due to possible mark to market changes on certain interest rate hedges; (6) divestitures by us may not raise funds exceeding financing needed for acquisitions in 2003 or may not occur at all; (7) severe weather conditions could impair our operating results; (8) the covenants in our credit facilities and indentures may limit our ability to operate our business; (9) we could be unable to obtain required permits; (10) we may be unable to raise additional capital to meet our operational needs; (11) increases in post-closure costs could result in an increase in our operating costs; (12) we may be unable to obtain financial assurances; (13) the loss of services of any members of senior management may effect our operating abilities; (14) government regulations may increase the cost of doing business; (15) potential liabilities, including the outcome of litigation brought by government agencies, liabilities associated with our acquisitions and hazardous substance and environmental liabilities could increase costs; (16) potential increases in commodity, insurance and fuel prices may make it more expensive to operate our business; and (17) we may not be able to obtain all necessary approvals, including shareholder approval, to close the Transaction.

Other factors which could materially affect such forward-looking statements can be found in the Company's periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in Management's Discussion and Analysis in Allied's Form 10-K for the year ended December 31, 2002. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.


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



                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                          ALLIED WASTE INDUSTRIES, INC.

                            By: /s/ PETER S. HATHAWAY
       ------------------------------------------------------------------
                                Peter S. Hathaway
              Executive Vice President and Chief Financial Officer
                          (Principal Financial Officer)




Date: July 31, 2003